                                                                   Exhibit 10.30

                              TERMINATION AGREEMENT
                              ---------------------

          THIS AGREEMENT, dated as of February 1, 2002, between USI Insurance Services Corp., a Delaware corporation (the "Company") and wholly owned subsidiary of U.S.I. Holdings Corporation, a Delaware corporation ("Holdings"), Holdings, (the Company and Holdings, collectively the "Companies"), and Loren Claypool ("Claypool"), an Illinois resident.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Claypool has been employed by the Company and is a shareholder of Holdings; and

          WHEREAS, Holdings and the Company, on the one hand, and Claypool, on the other hand, mutually wish to terminate their employment relationship, and the parties hereto wish to agree as to certain matters in connection with such termination and to restate and redefine their obligations to each other; and

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

          1. Termination. Claypool's employment relationship with the Company
             -----------
and service as Senior Vice President and Chief Information Officer of the Company and Holdings shall terminate, without cause, by mutual agreement effective as of the close of business on February l, 2002 and, by this Agreement, the Employment Agreement effective as of August 30, 2000 (the "Employment Agreement"), between the Company and Claypool shall terminate effective as of such time (except as provided in Section 3 of this Agreement). Claypool also hereby resigns from the positions of officer of each direct and indirect subsidiary of Holdings in which capacity he has heretofore served. As consideration for such termination and resignations, the Company and Holdings agree, to the following:

          (a)(i) The Company shall pay Claypool an amount equal to $110,000 (less applicable tax withholdings) payable on or before March 31, 2002.

          (ii) The Company shall also reimburse Claypool for business expenses actually incurred by him in the ordinary course of business prior to February 1, 2002. Such reimbursement shall be made to Claypool promptly following his delivery to the Company of customary documentation of the incurrence of such expenses.

          (b) The Company shall pay Claypool at an annual rate of $275,000 per year for the 12-month period commencing February l, 2002 and ending January 31, 2003 (the "Payment Period"). Such payments shall be made on a semimonthly basis in accor-dance with the Company's regular payment cycle in as equal amounts as practicable. Payments made shall be subject to applicable tax withholding.

          (c) During the Payment Period, the Companies shall pay Claypool's healthcare insurance premiums, up to the same amount of premium that the Company is paying on behalf of Claypool under the employee healthcare benefit plan in which he participates on January 31, 2002 for the 12-month period commencing February 1, 2002 and ending January 31, 2003.

          (d) The Companies shall provide Claypool with Executive Outplacement assistance through Drake, Beam, Morin, at a level deemed appropriate by USI, for a period of three months from the date of termination.

          (e) The Company agrees that Claypool may retain his Compaq laptop computer EVO N600C and Palm VII, and Company transfers all ownership rights in such items to Claypool.

          (f) Claypool shall assist Holdings in the transition of his functions and responsibilities to his successors as reasonably requested by the Companies.

          (g) Claypool shall cooperate with Holdings with respect to (i) any lawsuit, arbitration or other proceeding between the Companies or their subsidiaries and any third party, and shall make himself available at reasonable times during normal business hours to provide information, including, without limitation, testimony, in any such proceedings. If, in connection with Claypool's performance of his obligations pursuant to this
     Section 1(g), Claypool reasonably determines that it is necessary for him to be represented by separate counsel, Claypool shall select (subject to Holdings' approval, which approval shall not be unreasonably withheld), such counsel at Holdings' sole cost and expense, provided that the fees and other charges of such counsel are reasonable and customary. In addition, Holdings agrees to reimburse Claypool for all other reasonable expenses incurred by Claypool in connection with the performance of his obligations pursuant to this Section 1(g).

          2. Vesting of SARs. The provisions in the Share Appreciation Right
             ---------------
Award Agreement granted September 1, 2000 between Claypool and Holdings shall continue in full force and effect, except that (i) 25,000 of the SARs shall vest 100% in Claypool as of February 1, 2002 (ii) 25,000 of the SARs shall be cancelled as of February 1, 2002, and (iii) for purposes of determining the Exercise Date, under Section 6(b) of the SAR agreement the effective date of termination shall be deemed to be the date that other SAR holders with grants containing the same language of said Section 6(b) have a Qualification Event. Capitalized terms used in this Section 2, not otherwise defined herein, are used as defined in the SAR Agreements.

          3. Restrictive Covenants. Claypool acknowledges that the provisions of
             ---------------------
Sections 6 and 7 of the Employment Agreement shall remain in full force and effect in accordance with their terms, except for Section 7.2 which the Holdings agrees to waive enforcement of regarding Claypool's future employment.

          4. Delivery of Companies' Property. Claypool shall, prior to the
             -------------------------------
execution of this Agreement, provide to Holdings all property of the Companies and their subsidiaries, including any computerized data and computer software owned or licensed by the Companies or their subsidiaries, as well as all documents of the Companies or their subsidiaries, including all copies thereof, in his possession. The Companies shall contemporaneous with the execution of this Agreement provide to Claypool all of the property of Claypool in its possession.

          5. No Awareness of Claim and Releases. (a) Claypool represents and
             ----------------------------------
warrants to the Companies that as of the date hereof and giving effect to the transactions contemplated by this Agreement, Claypool is not aware of any claims, demands or causes of action which Claypool has against the Companies. Claypool hereby agrees to indemnify the Companies for any breach of this representation and warranty.

          (a) The Companies each represent and warrant to Claypool that as of the date hereof and giving effect to the transactions contemplated by this Agreement, the Companies are not aware of any claims, demands or causes of action which the Companies have against Claypool. The Companies hereby agree to indemnify Claypool for any breach of this representation and warranty.

          (b) Simultaneously with the execution of this Agreement, the Companies and Claypool will exchange executed Releases in the forms attached hereto as Exhibits A and B, respectively.

          (c) Each of the parties agrees and covenants that it will not file or cause to be filed any lawsuit, arbitration or other proceeding asserting any claim released by the release executed by it. In the event a party files any such lawsuit, arbitration or other proceeding, the party so filing will indemnify the other party for all costs incurred in defending against such proceeding, including attorneys fees.

          (d) Holdings shall indemnify and hold harmless Claypool if he is made, or threatened to be made a party to any action, proceeding or investigation, whether civil, criminal, or administrative, and whether involving an actual or alleged breach of duty, neglect or error by Claypool, or any other actual or alleged act or omission of Claypool, by reason of or arising from the fact that Claypool was an officer or employee of Holdings or any of its direct or indirect subsidiaries. Claypool shall give prompt notice to Holdings of any such action, proceeding or investigation. Such indemnification and hold harmless includes a duty to provide Claypool with competent counsel at the sole expense of Holdings (or if Claypool reasonably determines that it is necessary for him to be represented by separate counsel, Claypool shall select (subject to Holdings' approval, which approval shall not be unreasonably withheld), such counsel at Holdings' sole cost and expense, provided that the fees and other charges of such counsel are reasonable and customary) and to pay in full all judgments, fines, amounts paid in settlement, costs, charges and expenses, including attorneys fees and including appeals therefrom; provided, however, that no indemnification shall be provided to
           --------  -------
Claypool if a judgment or other final adjudication adverse to Claypool establishes that (i) his acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and profit or other advantage to which he was not legally entitled. If Holdings fails to provide competent counsel for Claypool, Claypool shall be entitled to retain counsel of his own choosing at Holding's expense. Claypool shall be entitled to the costs of any proceeding to enforce this provision, including reasonably attorneys' fees and expenses.

          6. Notice. All communications given under this Agreement shall be in
             ------
writing (including by telecopy) and shall be deemed to have been duly given when delivered by hand or Federal Express or similar overnight courier to, or mailed by prepaid registered or certified mail, or, in the case of telecopy notice, when received, addressed to, the party for whom intended:

          U.S.I. Holdings Corporation,
          and/or USI Insurance Services Corp.
          50 California Street, 24th Flr.
          Attention: General Counsel
          Telecopy:  415-837-1650
          Telephone: 415-983-0100

          Mr. Loren W. Claypool
          3912 Broadmoor Circle
          Naperville, IL 60564

          7. Non-disparagement. Subject to obligations under applicable laws and
             -----------------
regulations, neither Claypool nor either of the Companies or their senior officers, shall publicly make any statements or comments that disparage the reputation of Claypool, or either of the Companies.

          8. Communications by Claypool. Claypool agrees that he will not at any
             --------------------------
time discuss any matter (including claims or potential claims against the Companies) concerning the Companies, their officers or directors, or any of their subsidiaries, with any employee or former employee of the Companies or any of their subsidiaries, or anyone known by Claypool to be adverse or potentially adverse to the Companies without the prior consent of the Companies, unless such communication is in furtherance of Claypool's performance of his obligations un-der Section 1 (f) and (g). The restriction on communications by Claypool referenced in this Section 9 shall be in place so long as the Company is continuing to make severance payments under Section 1 (b); provided, however,
                                                           --------  -------
that the restriction will continue beyond the severance period with respect to communication with anyone who is a party to an adversarial proceeding against the Companies that existed at the end of the severance period. Nothing contained herein, however, shall preclude Claypool from discussing any matter concerning the Companies, their officers of directors, or any of their subsidiaries with any governmental regulatory or self-regulatory agency. If compelled to testify by a validly served subpoena in any legal proceeding or by regulatory authority, Claypool with testify truthfully as to all matters concerning his employment at the Companies. Claypool agrees to disclose to Holdings as soon as reasonably practicable all request for information, and his anticipated responses thereto.

          10. Entire Agreement. This Agreement sets forth the entire
              ----------------
understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

          11. Full Settlement; Legal Fees. The Companies' obligation to make the
              ---------------------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Companies may have against Claypool or others. In any action or proceeding brought to enforce any provision of this Agreement, and where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

          12. Successors and Assigns. This Agreement shall be binding on,
              ----------------------
enforceable against and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit on any other person; provided, however, that Claypool's rights hereunder are personal to him and
--------  -------
shall not be voluntarily or involuntarily assigned or transferred except by will or operation of law and any attempt to do so shall be void.

          13. Governing Law. This Agreement shall in all respects be governed by
              -------------
and construed in accordance with the laws of the State of Illinois applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

          14. Construction. Headings contained in this Agreement are for
              ------------
convenience only and shall not be used in the interpretation of this Agreement. References to Sections are to the sections of this Agreement.

          15. Severability. If any provision of this Agreement is held to be
              ------------
invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable. This Agreement has been jointly drafted by the parties, neither of whom shall be deemed to be its drafter for purpose of any rule of law which construes a document against the person who drafted it.

          16. Arbitration. All controversies which may arise between the parties
              -----------
hereto including, but not limited to, those arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of Illinois as set forth in Section 13 above. Any arbitration pursuant to this Agreement shall be conducted in Chicago, IL in accordance with the Commercial Arbitration Rules of the American Arbitration Association as they may be in effect from time to time. The arbitration shall be final and binding upon all the parties and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Section 16 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Illinois from a court is necessary to prevent serious and irreparable injury to one of the parties pending arbitration of the controversy in question, even if the dispute underlying such request for injunctive relief is arbitrable under the terms of this Agreement. Each of the parties hereto agrees to submit to the jurisdiction and venue of the courts of the State of Illinois, including the federal courts in the State of Illinois, in any action or proceeding arising out of or related to this Agreement, and hereby agrees to accept service of any and all writs, processes of summons in connection with any such action or proceeding. Each party waives any right it may have to transfer or change the venue of any arbitration or litigation brought in accordance herewith.

          17. Voluntary Execution and Representation by Counsel. Claypool
              -------------------------------------------------
acknowledges that he has carefully read this Agreement and understands all of its terms including the full and final release of claims set forth above. Claypool further acknowledges that he has voluntarily entered into this Agreement; that he has not relied upon any representation or statements, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; and that he has had this Agreement reviewed by his attorneys and has received advice from those attorneys with which he is satisfied.

          18. Effective date. (a) Although this Agreement is dated as of
              --------------
February 1, 2002 and has been executed on that day, the parties acknowledge that Claypool shall have a period of twenty-one (21) days from February 1, 2002 in which he may consider and revoke this Agreement. Accordingly, the parties acknowledge that this Agreement shall not become effective unless and until, after the expiration of twenty-one (21) days after February 1, 2002 Claypool has not revoked the Agreement. Claypool acknowledges that this provisions provides him with more than seven (7) days in which to revoke the Agreement after its execution.

          (b) In the event Claypool revokes this Agreement pursuant to Section 18(a) or asserts the release executed by him as contemplated by this Agreement is invalid on the grounds that his entry into this Agreement was not knowing or voluntary within the meaning of the older Workers Benefit Protection Act of 1990, Claypool and Holdings agree that this Agreement is void and of no effect.

          19. Counterparts. This Agreement may be executed by the parties in
              ------------
counterpart, all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

                                                   U.S.I. HOLDINGS CORPORATION


                                                   By: /s/ David Eslick
                                                       -------------------------
                                                       Name: David Eslick
                                                       Title: Chairman & CEO


                                                   USI INSURANCE SERVICES CORP.


                                                   By: /s/ David Eslick
                                                       -------------------------
                                                       Name: David Eslick
                                                       Title: Chairman & CEO


                                                       /s/ LOREN W. CLAYPOOL
                                                       -------------------------
                                                           LOREN W. CLAYPOOL

STATE OF California, COUNTY OF San Francisco ss.:

          On February 1, 2002, before me personally came David Eslick to me known, who, by me duly sworn, did depose and say that deponent is the Chairman and Chief Executive Officer of U.S.I. Holdings Corporation and USI Insurance Services Corp., the corporations described in, and which executed the foregoing Agreement, and that deponent signed deponent's name by order of the boards of directors of the corporations.


[GRAPHIC]                                             /s/ Donna J. Doxey-Bowers
                                                      --------------------------
                                                      Notary Public

Dated: February 2, 2002

STATE OF ILLINOIS COUNTY OF Will ss.:

          On January 30, 2002, before me personally came Loren W. Claypool to me known, and known to me to be the individual described in, and who executed the foregoing Agreement, and duly acknowledged to me that he executed the same.


                                                      /s/ Illegible
                                                      --------------------------
                                                      Notary Public
Dated: February 2, 2002

                                                      [GRAPHIC]

                                    EXHIBIT A
                                    ---------

                                     RELEASE
                                     -------

          U.S.I. Holdings Corporation, a corporation organized under the laws of Delaware, and USI Insurance Services Corp., a corporation organized under the laws of Delaware, (collectively, "RELEASOR"), for good and valuable consideration, the receipt of which is hereby acknowledged, releases and discharges Loren W. Claypool and his attorneys, heirs, executors, administrators, successors and assigns (all, collectively, "RELEASEE"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASES, the RELEASOR, and the RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release; provided, however, that excepted from this
                                 --------  -------
Release are all claims relating to or arising from the Termination Agreement dated as of February 1, 2002 (the "Termination Agreement") executed herewith.

          The RELEASE contained herein is a full and final release applying to all obligations, liabilities, actions, and losses, including but not limited to damages, costs, expenses, and attorneys' fees, that may be incurred by RELEASOR and arising out of or in any way connected with the employment relationship between the parties, or the termination thereof. It is the intention of the RELEASOR in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, and cause of action by the RELEASOR hereto based on the parties' employment relationship and separation.

          RELEASOR fully understands that if the facts with respect to this Agreement are hereafter found to be other than or different from the facts now believed to be true, from whatever cause or for whatever reason, RELEASOR expressly accepts and assumes the risk of such possible difference in fact and agrees that this Agreement shall be and remain unaffected, notwithstanding any such differences.

          The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

          This RELEASE may not be changed orally.

          IN WITNESS HEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officer on the 1st day of February 2002.

                                               U.S.I. HOLDINGS CORPORATION


                                               By: /s/ David Eslick
                                                   -----------------------------
                                                   Name: David Eslick
                                                   Title: Chairman & CEO


                                               USI INSURANCE SERVICES CORP.


                                               By: /s/ David Eslick
                                                   -----------------------------
                                                   Name: David Eslick
                                                   Title: Chairman & CEO

STATE OF California, COUNTY OF San Francisco ss.:

          On February 1, 2002, before me personally came David Eslick, to me known, who, by me duly sworn, did depose and say that deponent is the Chairman and Chief Executive of U.S.I. Holdings Corporation and USI Insurance Services Corp., the corporations described in, and which executed the foregoing RELEASE, and that deponent signed deponent's name by order of the boards of directors of the corporations.


[GRAPHIC]                                             /s/ Donna J. Doxey-Bowers
                                                      --------------------------
                                                      Notary Public

                                    EXHIBIT B
                                    ---------

                                     RELEASE
                                     -------

          Loren W. Claypool ("Claypool"), as RELEASOR, for good and valuable consideration, the receipt of which is hereby acknowledged, releases and discharges U.S.I. Holdings Corporation, its officers and directors, parents, divisions, subsidiaries, affiliates, insurers, attorneys, and each of their successors and assignees (all, collectively, "RELEASEE"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, and RELEASOR'S heirs, executors, administrators, successors and assigns ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release; provided, however, that excepted from
                                        --------  -------
this Release are all claims relating to or arising from the Termination Agreement dated as of February 1, 2002 (the "Termination Agreement") executed herewith.

          Without in any way limiting the foregoing, RELEASOR specifically releases and discharges RELEASEE from any claims arising out of or related to RELEASOR's employment or separation from employment, including, but not limited to, any claims for salary, bonuses, severance pay, vacation pay, or any benefits under the Employee Retirement Income Security Act, sexual harassment, or discrimination based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, citizenship status, pregnancy, leave of absence, medical condition or disability (as defined by the Americans with Disabilities Act, or any other state or local law), or any other unlawful discrimination, breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, loss of consortium, violation of public policy or wrongful or constructive discharge, and for attorneys' fees; provided, however, that
                                                    --------  -------
excepted from this Release are all claims relating to or arising from the Termination Agreement.

          RELEASOR agrees that this Release includes a full and final release by RELEASOR of all unknown claims or damages, as well as a release by RELEASOR of any and all claims now known or disclosed that arise as a result of any act or omission occurring before RELEASOR signs this Release.

          IN WITNESS HEREOF, the RELEASOR has hereunto set RELEASOR'S hand on the 1st day of February 2002.


                                                      /s/ Loren W. Claypool
                                                      --------------------------
                                                          Loren W. Claypool

State of ILLINOIS County of Will ss.:

          On January 30, 2002, before me personally came Loren W. Claypool, to me known, and known to me to be the individual described in, and who executed the foregoing RELEASE, and duly acknowledged to me that he executed the same.


                                                      /s/ Illegible
                                                      --------------------------
                                                      Notary Public

                                                      [GRAPHIC]